UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 15, 2007
NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	1-31398	75-2811855
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2911 South County Road 1260 Midland, Texas		79706
(Address of Principal Executive Offices)		(Zip Code)
432-563-3974
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 20, 2006, the Compensation Committee of the Board of Directors of Natural Gas Services Group, Inc. voted to grant to each of the seven non-employee members of the Company’s Board of Directors a regular annual stock option (collectively, the “Non-Employee Director Options”) to purchase up to 2,500 shares of the Company’s common stock. The Company reported the Board of Directors’ approval of such options and certain other events in a Form 8-K dated December 19, 2006, and filed with the Securities and Exchange Commission on December 22, 2006 (the “December 22, 2006 Form 8-K”).
     The December 22, 2006 Form 8-K reported that the Non-Employee Director Options would be granted on December 29, 2006 and would be exercisable for a term of 10 years from the date of grant, subject to earlier termination pursuant to the terms of the standard non-statutory stock option agreement under the Company’s 1998 Stock Option Plan, amended. On January 15, 2007, the Compensation Committed unanimously consented to an amendment to the Non-Employee Director Options, the effect of which was to make such options exercisable for a term of 10 years from January 1, 2007, rather than from the date of grant. This Form 8-K/A amends the December 22, 2006 Form 8-K to reflect that the Non-Employee Director Options shall be exercisable for a term of 10 years from January 1, 2007, subject to earlier termination pursuant to the terms of the standard non-statutory stock option agreement under the Company’s 1998 Stock Option Plan, amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.
By:	/s/ Stephen C. Taylor
Stephen C. Taylor, Chairman of the Board, President and Chief Executive Officer

Dated: January 17, 2007

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